                                                                       Exhibit 5

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                                    FACSIMILE
                                 (212) 451-2222
                                www.ogfrwlaw.com

                                                        NEW JERSEY OFFICE
                                                          WATERVIEW PLAZA
                                                      2001 ROUTE 46, SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                           (973)541-1999
                                                      FACSIMILE (973) 541-9129

                                February 6, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                 Re:  Catskill Litigation Trust
                      Registration Statement on Form S-1
                      File No.
                      ----------------------------------

Ladies and Gentlemen:

          Reference is made to the Registration  Statement on Form S-1 dated the date  hereof  (the  "Registration  Statement"),  filed with the  Securities  and
Exchange  Commission by Catskill  Litigation  Trust, a Delaware  statutory trust
(the "Litigation Trust"). The Registration  Statement relates to the reoffer and resale by a certain  selling  unitholder  of 3,693,794  units of the  Litigation
Trust (the "Units").

          We advise you that we have examined  originals or copies  certified or otherwise  identified  to our  satisfaction  of the  Certificate  of  Trust  and
Declaration  of  Trust  of the  Litigation  Trust,  and  such  other  documents, instruments and  certificates  of  representatives  of the Litigation  Trust and public  officials,  and we have made such  examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

          On the basis of and  subject to the  foregoing,  we are of the opinion that the Units have been duly authorized, fully paid and non-assessable.

          We hereby  consent to the filing of this  opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.

Securities and Exchange Commission
February 6, 2004

          We are  members  of the Bar of the  State of New York  and,  except as stated  below,  we express no opinion as to the laws of any  jurisdiction  other than the State of New York,  the  statutory  trust law of the State of Delaware, and the federal laws of the United States of America.

                                       Very truly yours,

                              /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                              --------------------------------------------------
                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP